UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2006

THREE FIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4373	86-0654102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7702 E. Doubletree Ranch Road, Suite 300
Scottsdale, AZ
85258
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: 602-389-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events.
Three-Five Systems Reaches Key Settlements
Awaits Bankruptcy Court Approval and Confirmation of its Plan
Three-Five Systems, Inc. (the “Registrant”) has reached a settlement agreement (the “Settlement Agreement”) with TFS Electronic Manufacturing Systems, Inc. (“EMS”), and the Official Committee of Unsecured Creditors in the bankruptcy case of EMS (the “UCC”) and CGNSW-Willows, Inc. (“Willows”). The Settlement Agreement awaits approval by the bankruptcy court (the “Court”).
On June 13, 2006, the Registrant presented the Settlement Agreement to the Court and the Court began the confirmation hearing on the Company’s bankruptcy plan (the “Plan”). The Plan had drawn objections from Willows, the UCC, the SEC, the US Trustee, and the Official Committee of Equity Holders.
Shareholders of the Registrant, who sent ballots, voted over 99.9% of voted shares to accept the Plan for the Registrant, prior to the Settlement Agreement. The Court has set a June 30, 2006 deadline for objections to the Settlement Agreement and a July 7, 2006 hearing date to approve the Settlement Agreement. If the Settlement Agreement is approved, the Registrant anticipates that the Court will enter an order confirming the Plan no later than July 12, 2006, with an expected effective date of July 24, 2006.
The complete press release is attached hereto as Exhibit 99.1.
Item 9.01 Exhibits
Exhibit 99.1 Press release of Three-Five Systems, Inc. dated June 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE FIVE SYSTEMS, INC.
Date: June 20, 2006	By:	/s/ Carl H. Young
	Name:	Carl H. Young III
	Title:	Chief Restructuring Officer